Exhibit 3.4

BYLAWS

of

PETRA ACQUISITION, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1. Registered Office

The registered office shall be established and maintained at 3500 S. Dupont Hwy, in the City of Dover, in the County of Kent, in the State of Delaware.

Section 2. Other Offices

The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. Annual Meetings

Annual meetings of stock holders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Delaware on the fifth (5th) day of May.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2. Other Meetings

Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 3. Voting

Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

Section 4. Stockholder List

The officer who has charge of the stock ledger of the corporation shall at least ten (10) days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 5. Quorum

Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 6. Special Meetings

Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statue or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing, email communication acceptable, of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 7.  Notice of Meetings

Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address, or by email, as is appears on the records of the corporation, not less than ten (10) nor more than fifty (50) days before the date of the meeting.

Section 8. Business Transacted

No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 9. Action without Meeting

Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or the Certificate of Incorporation or of these Bylaws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled by vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

DIRECTORS

Section 1. Number and Qualification of Directors

The authorized number of Directors of the Corporation shall be not less than one (1) nor more than four (7) and the exact number of directors shall be five (5) until changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this Section 1 of Article III of these Bylaws, adopted by the vote or written consent of Shareholders entitled to exercise majority voting power as provided in Section 222 of the Delaware General Corporation Law.

Section 2. Resignations

Any director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3. Vacancies

If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 4. Removal

Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 5. Increase of Number

The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

Section 6. Compensation

Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

Section 7. Action without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 1. Officers

The officers of the corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

Section 2. Other Officers and Agents

The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. Chief Executive Officer

The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Chief Executive Officer or their respective Assistants, if any.

Section 4. Vice-President

If the directors deem it necessary to elect or appoint a Vice-President, then the Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

Section 5. Chief Financial Officer

The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belong to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

Section 6. Secretary

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

ARTICLE V

STOCK

Section 1. Certificates of Stock

Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the any respective assistants, if any, or the Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as otherwise provided in § 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

Section 2. Lost Certificates

New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the director may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

Section 3. Transfer of Shares

The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, who shall cancel such old certificates, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 4. Stockholders Record Date

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the day of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Dividends

Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

Section 6. Seal

The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7. Fiscal Year

The fiscal year of the corporation shall be December 31.

Section 8. Checks

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 9. Notice and Waiver of Notice

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VI

INDEMNITY

The corporation shall indemnify the officers and directors against any damages or expenses (including legal expenses) suffered by them in any legal or regulatory proceedings taken against them for any actions and omissions performed by them as part of their official duties to the full extent available by Delaware state law.

ARTICLE VII

AMENDMENTS

These Bylaws may be altered and repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

CERTIFICATE OF SECRETARY

I certify that I am the duly elected and acting secretary of Petra Acquisition, Inc., a Delaware corporation, that the above Bylaws consisting of 9 pages, are the Bylaws of this corporation as adopted by the Board of Directors on December 12, 2019, and they have not been modified since that date.

Executed on December 12, 2019.

/s/ Andreas Typaldos
Andreas Typaldos, Secretary